REMINGTON PRODUCTS COMPANY, L.L.C.

                    CONSOLIDATED STATEMENTS OF OPERATIONS

                            (UNAUDITED $ IN MILLIONS)




                                                  Quarter Ended March 31,
                                                   2003            2002
                                                  ------          ------
Net sales
     North America                                 $24.5          $30.6
     International                                  18.1           16.8
     U.S. Service Stores                             5.1            6.4
                                                   ------         ------
                                                    47.7           53.8

Cost of sales                                       26.4           32.3
                                                   ------         ------
Gross profit                                        21.3           21.5

Selling, general and administrative                 19.9           19.7
Amortization of intangibles                          0.1            0.1
                                                   ------         ------
     Operating income                                1.3            1.7

Interest expense, net                                5.5            6.1
Other expense (income)                              (0.5)          (0.1)
                                                   ------         ------
     Loss before income taxes                       (3.7)          (4.3)

Provision (benefit) for income taxes                 0.1           (0.2)
                                                   ------         ------
Net loss                                           ($3.8)         ($4.1)
                                                   ======         ======